Grant Park Fund

Class A, B and Global 3 Units

Monthly Performance Report • July 2014



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: July 2014

Currencies: The Euro fell sharply against counterparts because of weak German investor confidence and on concerns surrounding instability within the Portuguese banking system. The Canadian dollar declined to a five-month low intramonth after the Bank of Canada reduced its growth forecast for the Canadian economy. The U.S. dollar rallied sharply following bullish economic data throughout the month and in anticipation the Federal Reserve might raise interest rates sooner than previously expected.

Energy: Crude oil markets were lower as U.S. inventories were at larger-than-expected levels. Internationally, several key Libyan ports were set to reopen, which will add to increased volumes of supplies. Natural gas markets fell sharply as unseasonably cool temperatures in the U.S. reduced overall demand.

Equities: European equity markets finished lower due to pessimistic economic indicators from the Eurozone, including weak German investor confidence, weak Italian and French manufacturing data, and concern about the stability of the banking sector in Portugal. North American markets also declined, driven lower by disappointing earnings reports and by liquidations from investors who attempted to lock-in profits from recent uptrends. Asian equity markets rallied sharply in July, fueled by weakness in the Japanese yen and bullish Chinese manufacturing data.

Fixed Income: German Bund and U.S. Treasury Bond prices increased as concerns about the Eurozone economy increased demand for safe-haven assets. Escalating violence in the Middle East also contributed to rallies in the fixed-income markets.

Grains/Foods: Grains markets experienced a sector-wide selloff as favorable weather conditions in the Midwest bolstered forecasts for strong yields from the current growing season. Coffee prices rallied nearly 13% in anticipation the recent droughts in Brazil have reduced the quality of this year's crop.

Metals: Base metals markets generally rose in July, driven higher by bullish Chinese manufacturing and by upbeat U.S. housing data. Precious metals markets fell in response to a stronger U.S. dollar and on the expectation the Federal Reserve would continue to curtail its quantitative easing program.

A Units (Closed to New Investment)

				2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
				11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%						**-5.7%**

B Units (Closed to New Investment)

							2003	2004	2005	2006	2007	2008	2009
							7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%						**-6.1%**

Global 3 Units

													2009
													-6.0%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%						**-5.4%**

A and B Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
July
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
26%	6%	24%	23%	12%	9%

Global Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
July
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
26%	6%	24%	23%	12%	9%

Sector Positions at Month-End


Commodities 27%
Financials 73%
Energies 6%
Grains 12%
Metals 9%
Currencies 26%
Equities 24%
Fixed Income 23%
Aug 13
Sep 13
Oct 13
Nov 13
Dec 13
Jan 14
Feb 14
Mar 14
Apr 14
May 14
Jun 14
Jul 14
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units	A and B Units
Class	3	Closed to New Investment
Account Type	Commission-based	
Minimum Investment	$5,000	
Retirement Account	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.	
Breakeven Level	6.41%	
Redemptions	Monthly after 90 days	
Penalty	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - July 2014	
Total Fund Assets (A,B, Legacy, Global)	$304M
12-Month Return	-4.2%
Average 12-Month Return	15.2%
36-Month Cumulative Return	-22.0%
60-Month Cumulative Return	-22.5%
Compounded Annualized ROR	10.9%
3-Year Compounded Annualized ROR	-7.9%
5-Year Compounded Annualized ROR	-5.0%
10-Year Compounded Annualized ROR	1.1%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 3/14)	-30.3%
Average 1-month Gain	6.1%
Average 1-month Loss	-4.1%
# of Winning Months	158
# of Losing Months	149

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2004 - June 2014		
↑ ↓	Moved in Opposite Directions	41%
↑ ↑	Positive Results for Both	37%
↓ ↓	Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.